Exhibit 10.2

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (“Note Modification”, dated as of May 31, 2007 is attached to and made a part of that certain Promissory Note in the original principal sum of FIFTY-FOUR MILLION AND NO/100THS DOLLARS ($54,000,000.00), dated as of June 25, 2003 (the “Note”), made by 3301 HILLVIEW HOLDINGS INC., a Delaware corporation (“Maker”), to the order of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (hereinafter referred to, together with each subsequent holder hereof, as “HOLDER”), for the purpose of annexing thereto the following:

1. Amendment and Restatement of Note.

(a) The terms and conditions of this Note Modification shall amend the Note. In the event of any conflict between this Note Modification and the terms of the Note, the Deed of Trust or any of the other Loan Documents, the terms of this Note Modification shall govern and control. Whenever possible, the provisions of this Note Modification shall be deemed supplemental to and not in derogation of the terms of the Deed of Trust or any of the other Loan Documents. Capitalized terms which are not specifically defined herein shall have the meanings set forth in the Loan Documents.

(b) As of June 1, 2007, the outstanding principal balance of the Note equals $47,253,309.49.

2. Amended Interest Rate and Payments.

(a) As of June 1, 2007, the balance of principal outstanding from time to time under the Note shall bear interest at the rate of five and one-half percent (5.50%) per annum (hereafter known as the “Original Interest Rate”), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each.

(b) Commencing on July 1, 2007 and on the first day of each month thereafter through and including June 1, 2013 combined payments of principal and interest shall be payable, in arrears, in the amount of $369,410.87 each (such amount representing an amount that would be sufficient to fully amortize the outstanding principal amount of the Note as of June 1, 2007, over the remaining portion of the Amortization Period.

(c) The entire outstanding principal balance, together with all accrued and unpaid interest and all other sums due hereunder, shall be due and payable in full on July 1, 2013 (the “Original Maturity Date”).

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IN WITNESS WHEREOF and intending to be legally bound, Maker and Holder have duly executed this Note Modification as of the date first above written.

MAKER:

3301 HILLVIEW HOLDINGS INC., a Delaware corporation

By:	/s/ William R. Hughes
Name:	WILLIAM R. HUGHES
Title:	VICE PRESIDENT

[HOLDER SIGNATURE ON FOLLOWING PAGE]

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HOLDER:

SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation

By:	AIG Global Investment Corp.,
a New Jersey corporation, its investment advisor

	By:	/s/ Maria S. Campagn.
	Name:	Maria S. Campagn.
	Title:	Vice President